SEVENTH AMENDMENT TO PURCHASE AGREEMENT


         THIS SEVENTH AMENDMENT TO PURCHASE AGREEMENT (the "Amendment") is made as of the 30 day of March 1999 by and between HEIGHTS HEALTHCARE COMPANY, L.L.C. ("HHCC"), CAX Lakeshore, L.L.C. ("CAX"), Lakeshore Utilities, L.L.C. ("Utility LLC") and Senior Care Group, Inc. ("SCG") (collectively, the "Purchaser"), and
(i) LAKE SHORE VILLAS, INC., a Florida corporation, (ii) THE INN AT LAKESHORE VILLAS, LTD., a Florida limited partnership, and (iii) LAKESHORE VILLA HEALTH CARE, LTD., a Florida limited partnership, (collectively, the "Sellers").

                              W I T N E S S E T H :

         WHEREAS, HHCC and Sellers entered into a Purchase Agreement dated effective April 20, 1998 relating to the purchase and sale of a 290-lot mobile home park, a 120-unit (156 bed) adult congregate living facility and a 179 bed nursing home located in Hillsborough County, Tampa, Florida as amended by the First Amendment to Purchase Agreement dated July 20, 1998, the Second Amendment to Purchase Agreement dated August 5, 1998, the Third Amendment to Purchase Agreement dated September 30, 1998, the Fourth Amendment to Purchase Agreement dated November 12, 1998, the Fifth Amendment to Purchase Agreement dated December 30, 1998 and the Sixth Amendment to Purchase Agreement dated January 31, 1999, as restated by the Restated Purchase Agreement entered into as of January 29, 1999 (collectively, the "Purchase Agreement"); and

         WHEREAS, Sellers and Purchaser desire to decrease the Purchase Price (as such term is defined in Section 3.1 of the Purchase Agreement) in an amount equal to the approximate amount for the repair and/or correction of (a) the items described in the updated due diligence report as described in Section 4.2 on the Purchase Agreement (b) the initial capital expenditures identified in the report prepared by EA Group, Inc. as described in Section 9.21(a) of the Purchase Agreement and (c) the Repairs and Compliance as described in Section 9.21(b) of the Purchase Agreement; and

         WHEREAS, Sellers and Purchaser desire to amend the allocation of the Purchase Price; and

         WHEREAS, Sellers and Purchaser desire to amend other provisions of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the sum of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Sellers hereby agree as follows:

         1. Purchase Price of Assets and Allocations. Section 3.1 of the Purchase Agreement, entitled "Purchase Price of Assets and Allocation," shall be deleted in its entirety and replaced with the following:

                  "Subject to the adjustments set forth herein, Purchaser, or its assigns, shall pay to Sellers, as the total Purchase Price for all of the Assets purchased, the sum of THIRTY-THREE MILLION NINE HUNDRED AND FIFTY THOUSAND DOLLARS ($33,950,000) (the "Purchase Price"), to be allocated in accordance with Exhibit 3.1 attached hereto and made part hereof."

         2. Cash at the Park Closing. Section 3.2(c) of the Purchase Agreement entitled, "Cash at Closing," shall be deleted in its entirety and replaced with the following:

                  "(c) Cash at the Park Closing. At the Park Closing, subject to the adjustments herein provided for, CAX shall deliver to Sellers the sum of SEVEN MILLION FIVE HUNDRED AND FIFTY THOUSAND DOLLARS ($7,550,000) by certified check or federal wire transfer, and Utility LLC shall deliver to Sellers the sum of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000) by certified check or federal wire transfer. Credits and debits on the closing statement, amounts delivered to HHCC pursuant to Section 20 of the Sixth Amendment and additions to the Purchase Price required hereunder, will adjust the cash at the closing."

         3. Inspection Period. Notwithstanding anything to the contrary set forth in Section 4.2 of the Purchase Agreement, CAX and Utility LLC hereby acknowledge and agree that Sellers' and HHCC's or SCG's obligations to repair, correct and/or incur all costs and expenses associated with the items revealed in the updated due diligence report pursuant to Section 4.2(a) and Section 4.2(b) have been satisfied by the reduction in the Purchase Price and the corresponding reduction in the amounts payable by CAX and Utility LLC at the Park Closing.

         4. Letter of Credit. Section 9.19(e) of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

                  "(e) As used in this Section 9.19, the term "Operating Costs" shall mean the aggregate of all direct costs of operating and maintaining the Sewer Plant, determined in accordance with generally accepted accounting principles and all costs associated with repairing equipment (including percolation ponds) associated with the operation of the Sewer Plant and/or replacing equipment (including percolation ponds) associated with the operation of the Sewer Plant which has been certified by the independent operator of the Sewer Plant to be inoperable and beyond economical repair, and "Sewer Plant" shall mean the sewage treatment plant located on the Premises of the size and configuration existing on the Closing Date."

         5. Mobile Home Park. Notwithstanding anything to the contrary set forth in Section 9.21(a) of the Purchase Agreement, CAX and Utility LLC hereby acknowledge and agree that Sellers' and HHCC's or SCG's obligations pursuant to
Section 9.21(a)(i) and Section 9.21(a)(ii) to repair, correct and/or incur all costs and expenses associated with ICEs (except for the storm and sanitary sewer


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

repairs as described in Section 13 below) have been satisfied by the reduction in the Purchase Price and the corresponding reduction in the amounts payable by CAX and Utility LLC at the Park Closing.

         6. Sewer Plant.  Notwithstanding  anything to the contrary set forth in
Section  9.21(b)  of  the  Purchase  Agreement,   CAX  and  Utility  LLC  hereby
acknowledge and agree that Sellers' obligations pursuant to Section 9.21(b) to complete the Repairs and Compliance have been satisfied by the reduction in the Purchase Price, the corresponding reduction in the amounts payable by CAX and Utility LLC at the Park Closing and the posting of the letter of credit in accordance with Section 9.19(e) of the Purchase Agreement.

         7.  Indemnification  by  Purchaser.   Section  12.01  of  the  Purchase
Agreement entitled, "By Purchaser," shall be amended by adding the following to the end of such section:

                  "In addition, CAX and Utility LLC (collectively, the "Indemnifying Party") hereby agree that the Indemnifying Party shall defend and promptly indemnify Sellers and their successors and assigns and save and hold them harmless from, against, for and in respect of, and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, reasonable attorneys' fees and other costs and expenses, which arise in connection with (a) any violation by the Indemnifying Party of the Lake Shore Villas MHP Consent Order 98-12244 DW by and between the Environmental Protection Commission of Hillsborough County and Lake Shore Villas, Inc. (the "Consent Order") and/or (b) any failure of the Indemnifying Party to comply with terms and conditions contained in the Consent Order.

         8.  Letter of Credit  for  Payment of Claims.  The second  sentence  in
Section 12.6 of the Purchase Agreement entitled, "Payment of Claims," shall be deleted in its entirety and replaced with the following:

                  At the Park Closing, Sellers shall establish an escrow account for a period of two (2) years in the initial amount of $117,000 (which may be reduced to $58,500 after the first anniversary of the Park Closing Date), or in the alternative, post a letter of credit in the amount of the escrow with an escrow agreement setting forth the procedures for releasing the funds on a final judgment by a final arbitration. At the ACLF/NH Closing, Sellers shall establish an escrow account for a period of two (2) years in the initial amount of $383,000 (which may be reduced to $191,500 after the first anniversary of the Park Closing Date), or in the alternative, post a letter of credit in the amount of the escrow with an escrow agent setting forth the procedures for releasing the funds on a final judgment by a final arbitration."

         9.  Exhibits.  Section  14.11  of  the  Purchase  Agreement,   entitled
"Exhibits," shall be deleted in its entirety and replaced with the following:

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

           (a)   Exhibit 1.1(a):     Description of the Premises
           (b)   Exhibit 1.1(c):     Description of the Personalty
           (c)   Exhibit 1.1(d):     List of Assumed Contracts
           (d)   Exhibit 1.2:        Excluded Assets
           (e)   Exhibit 3.1:        Allocation of Purchase Price
           (f)   Exhibit 4.1:        Permitted Exceptions
           (g)   Exhibit 5.15:       Pending Investigations
           (h)   Exhibit 5.21:       List of Medicare/Medicaid Waivers
           (i)   Exhibit 5.26:       Medicare/Medicaid
           (j)   Exhibit 9.20(a)     Ground Lease Property
           (k)   Exhibit 9.20(b)     Sewer Treatment Agreement
           (l)   Exhibit 9.21(a):    List of Initial Capital Expenditures
           (m)   Exhibit 9.21(b)     H2O Report
           (n)   Exhibit 12.6(a)     L/C Procedures Agreement
           (o)   Exhibit 12.6(b)     Escrow Agreement
           (p)   Exhibit 14.28:      Chicago Title Insurance Company's General
                                       Conditions of Escrow

         10. Exhibit 3.1. Exhibit 3.1 of the Purchase Agreement entitled, "Allocation of Purchase Price," shall be deleted in its entirety and shall be replaced with Exhibit 3.1 attached hereto.

         11. Exhibit 5.23. Exhibit 5.23 of the Purchase Agreement entitled, "Pending Litigation," shall be deleted in its entirety and replaced with Exhibit
5.23 attached hereto.

         12. Post-Park Closing Matters.

                  (a) Ad Valorem Tax Bills. Within sixty (60) days following the Park Closing, CAX hereby agrees that CAX will request that Hillsborough County provide separate ad valorem tax bills with respect to the Ground Lease Property and agrees that CAX will proceed with reasonable diligence to insure that Hillsborough County complies with this request for separate ad valorem tax bills with respect to the Ground Lease Property.

                  (b) Termination of Easements. The parties acknowledge that on the date of the ACLF/NH Closing that certain Drainage Easement recorded in O.R. Book 3494, Page 491 Public Records of Hillsborough County, Florida and that certain Easement recorded in O.R. Book 5693, Page 948, Public Records of Hillsborough Count for ingress and egress shall be terminated.

                  (c) Repairs to Storm and Sanitary Sewer. The parties hereby agree that after the Park Closing Sellers shall continue to have the responsibility for completing the repairs to the storm and sanitary sewer lines on or before April 7, 1999.

         13. No Further Modifications. Except as modified herein, all of the terms and conditions of the Purchase Agreement remain unchanged and in full force and effect.

         14. Miscellaneous. This Amendment is an integral part of the Purchase Agreement. Unless otherwise defined herein, any capitalized term used in this Amendment


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

shall have the meaning given to such term in the Purchase Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument. An executed facsimile copy of this Amendment shall be binding for all parties. All references to section numbers contained in this Amendment shall refer to the section numbers set forth in the Purchase Agreement dated April 20, 1998 as amended by the First through Sixth Amendments.


                  [Remainder of page intentionally left blank]





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




           [Signature page to Seventh Amendment to Purchase Agreement]

         IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this  Seventh
Amendment to Purchase Agreement effective the day and year first above written.

                                               PURCHASER:

                                               HEIGHTS HEALTHCARE
                                               COMPANY, L.L.C.


                                               By  /s/David R. Vaughan
                                                  -------------------------
                                                  David R. Vaughan
                                                  Managing Member


                                               CAX LAKESHORE, L.L.C.

                                               By  Commercial Assets, Inc.,
                                                   Managing Member


                                               By  /s/Bruce E. Moore
                                                  -------------------------
                                                  Bruce E. Moore
                                                  President


                                               LAKESHORE UTILITIES, L.L.C.

                                               By  Lakeshore Utilities, Inc.,
                                                   Managing Member


                                               By  /s/Bruce E. Moore
                                                  --------------------------
                                                  Bruce E. Moore
                                                  President


                                               SENIOR CARE GROUP, INC.


                                               By  /s/Robert E. Surtees
                                                  --------------------------
                                                  Robert E. Surtees
                                                  Chairman


                       [Signatures continued on next page]






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




           [Signature page to Seventh Amendment to Purchase Agreement]


                                               SELLERS:

                                               LAKE SHORE VILLAS, INC.


                                               By  /s/Roland A. Goehring
                                                  -------------------------
                                                  Roland A. Goehring
                                                  President


                                               THE INN AT LAKESHORE VILLAS, LTD.

                                               By  Lakeshore Villas, Inc.,
                                                   its General Partner


                                               By  /s/Roland A. Goehring
                                                 -------------------------
                                                  Roland A. Goehring
                                                  President


                                               LAKESHORE VILLA HEALTH CARE, LTD.

                                               By  Lakeshore Villas, Inc.,
                                                   its General Partner


                                               By  /s/Roland A. Goehring
                                                 -------------------------
                                                   Roland A. Goehring
                                                   President


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